BYLAWS
                                      OF
                        CALVERT VARIABLE SERIES, INC.
                         (as amended, March 18, 1999)

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                        CALVERT VARIABLE SERIES, INC.

                              TABLE OF CONTENTS

ARTICLE                                                                Page

ARTICLE I
OFFICES                                                                   5

ARTICLE II
STOCK OF THE CORPORATION   5

ARTICLE III
SHAREHOLDERS                                                              5
Section 1.                 Special Meetings                               5

Section 2.                 Notice of Meetings                             6
Section 3.                 Quorum                                         6
Section 4.                 Voting                                         6
Section 5.                 Action Without a Meeting                       6

ARTICLE IV
DIRECTORS                                                                 7
Section 1.                 Number, Term of Office,                        7
                           and Eligibility
Section 2.                 Election of the                                7
                           Chairman of the Board
Section 3.                 Meetings                                       7
Section 4.                 Notice of Meetings                             7
Section 5.                 Quorum and Vote  8
Section 6.                 Action Without a Meeting                       8
Section 7.                 Powers and Duties8
Section 8.                 Compensation of Directors                      8
Section 9.                 Removal of Directors                           8
Section 10.                Vacancies                                      9


ARTICLE V                                                                 9
COMMITTEES                                                                9

ARTICLE VI                                                                9
OFFICERS                                                                  9
Section 1.                 Elected Officers                               9
Section 2.                 Duties                                         9
                           (a) President                                  9
                           (b) Vice Presidents                           10
                           (c) Secretary                                 10
                           (d) Treasurer                                 10
Section 3.                 Compensation                                  10
Section 4.                 Removal                                       11
Section 5.                 Vacancies                                     11

ARTICLE VII                                                              11
BONDING AND INDEMNIFICATION                                              11
Section 1.                 Bonding                                       11
Section 2.1                Indemnification - Proceeding                  11
                           Not Brought By or on Behalf
                           of Corporation
Section 2.2                Proceeding Brought By or on                   12
                           Behalf of Corporation
Section 2.3                Indemnification for                           12
                           Successful Defense
Section 2.4                Authorization                                 12
Section 2.5                Advance Reimbursement                         13
Section 2.6                Non-Exclusive Rights                          13
Section 2.7                Insurance                                     13
Section 2.8                Report of Indemnification to                  14
                           Stockholders
Section 2.9                Limitations Imposed By the                    14
                           Investment Company Act
                           of 1940

ARTICLE VIII                                                             14
CERTIFICATE FOR SHARES                                                   14
Section 1.                 Shares Represented                            14
                           By Certificates
Section 2.                 Signature of Former Officer                   14
Section 3.                 Lost, Destroyed,                              15
                           or Stolen Certificates
Section 4.                 Shareholders Accounts                         15
Section 5.                 Transfer of Shares                            15
Section 6.                 Fixing a Record Date                          15
Section 7.                 Registered Ownership                          16
Section 8.                 Stock Regulations16

ARTICLE IX                                                               16
DIVIDENDS                                                                16

ARTICLE X                                                                16
REDEMPTION OF SHARES                                                     16
Section 1.                 Redemption                                    16
Section 2.                 Status of Selling Stockholder                 17

ARTICLE XI                                                               17
NET ASSET VALUE                                                          17
Section 1.                 Determination                                 17
Section 2.                 Valuation of Assets                           17

ARTICLE XII                                                              18
CUSTODIAN                                                                18

ARTICLE XIII                                                             18

EXECUTION OF CONTRACTS AND                                               18
OTHER DOCUMENTS
Section 1.                 Contracts                                     18
Section 2.                 Checks and Other                              18
                           Commercial Papers

ARTICLE XIV                                                              18
FISCAL YEAR                                                              18

ARTICLE XV                                                               19
NOTICE AND WAIVER OF NOTICES                                             19

ARTICLE XVI                                                              19
AMENDMENTS                                                               19

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                                   BY-LAWS
                                      OF
                        CALVERT VARIABLE SERIES, INC.

                                  ARTICLE I

                                   OFFICES

The principal office of the Corporation shall be located in the City of Bethesda, Maryland. The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                  ARTICLE II

                           STOCK OF THE CORPORATION

The stock of the Corporation shall be issued in two or more classes, referred to in the Articles of Incorporation and these By-Laws as series. The Board of Directors from time to time may issue stock in new series with a series designation and shall allocate the number of shares to such series. The Board of Directors may increase or decrease the number of shares of any series, provided that the aggregate number of shares so allocated to all series does not exceed the total authorized number of shares.

Shares, upon issuance and sale, shall be fully paid and non-assessable. Certificates for shares be fully transferable and redeemable.

                                 ARTICLE III

                                 SHAREHOLDERS

Section 1.        Special Meetings.

Meetings of the shareholders, for any purpose, may at any time be called by the Chairman of the Board of Directors at the direction of the Board of Directors, or by the Secretary upon written request of holders of not less than 25% of all the outstanding shares entitled to vote at the meeting, or as required by law or regulation. Special meetings of shareholders may be held within or without the Maryland. The business transacted at any special meeting of shareholders shall be limited to the purpose stated in the notice of such special meeting.

Section 2.        Notice of Meetings.

Written or printed notice of shareholders' meetings stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than ninety (90) days before the date of the meetings either personally or by mail, to each shareholder of record entitled to vote at such meeting.

Section 3.        Quorum.

The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. At any meeting of shareholders at which a quorum is present, the affirmative vote of the majority of the shares of the stock represented at meeting shall be the act of the shareholders, unless the vote of a greater or lesser number of shares of stock is required by law. At any meeting of shareholders at which a quorum is not present, the shareholders present or represented by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum is present. At such adjourned meeting at which a quorum is present any business may be transacted that may have been transacted at the meeting as originally called.

Section 4.        Voting.

Each outstanding share of stock, regardless of the series designation, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders and shall have a fractional vote for each fraction of a share held. Within each series, each share shall have equal voting rights with each other. However, in accordance with the Investment Company Act of 1940 and the rules and regulations of the Securities and Exchange Commission, in some instances the vote of a majority of the outstanding shares of any series on matters affecting such series shall be effective for that series, notwithstanding that the matter does not receive a majority of the outstanding shares of any other series or a majority of the outstanding shares of the Corporation.

The shares of each series shall have non-cumulative voting rights. A shareholder may vote in person or by proxy executed in writing by the shareholder or by such shareholder's duly authorized attorney-in-fact.

Section 5.        Action Without a Meeting.

Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote. Such consent shall be filed in the Minute Book of the Secretary and shall have the same force and effect as a unanimous action of the shareholders.

                                  ARTICLE IV

                                  DIRECTORS

Section 1.        Number, Term of Office, and Eligibility.

The number of Directors shall be up to twelve (12), which number may be changed from time to time by amendment to the By-Laws but shall never be less than three. The Directors shall be at least twenty-one (21) years of age and need not be residents of Maryland nor shareholders of the Corporation. Directors, other than the Directors of the first Board of Directors, shall be elected at a meeting of the shareholders, except as otherwise provided, to serve until their successors shall have been elected and qualified.

Section 2.        Election of the Chairman of the Board of Directors.

The Directors shall elect a Chairman of the Board of Directors to preside at future meetings of the Executive Committee, the Board of Directors and the shareholders.

Section 3.        Meetings.

Meetings of the Board of Directors, regular or special, may be held either within or without the State of Maryland. Unless otherwise stated in the notice of such meeting, the meeting shall be held at the principal office of the Corporation. Commencing with October 1983, regular meetings of the Board of Directors shall be held quarterly, unless otherwise stated in the notice of such meeting. If any such meeting day falls on a legal holiday, the meeting shall occur on the next work day.

Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or by a majority of the Directors.

Section 4.        Notice of Meetings.

Notice shall be given to each Director either personally, by telephone or in writing. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting was unlawfully called or convened. Neither the business to be transacted, nor the purpose of any regular or special meeting, need be specified in a notice or waiver of notice of such meeting.

Section 5.        Quorum and Vote.

A majority of the number of Directors then authorized by these By-Laws shall constitute a quorum for the transaction of business. The vote of a majority of the Directors present by person or telephone shall be the act of the Board of Directors, unless the vote of a greater number is required by these By-Laws or by statute. At any meeting of Directors at which a quorum is not present, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the meeting as originally called.

Section 6.        Action Without A Meeting.

Whenever Directors are required or permitted to take any action at a meeting, such action may be taken by the Board of Directors without a meeting on the written consent of all of the members of the Board of Directors, and such consent shall be filed in the minute Book of the Secretary. Such action shall have the same force and effect as a unanimous action of the Board of Directors.

Section 7.        Powers and Duties.

The business affairs of the Corporation shall be managed by the Board of Directors which shall exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by these By-Laws directed or required to be exercised or done by the shareholders.

Section 8.        Compensation of Directors.

The Board of Directors, pursuant to the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interests of any of its members, may establish reasonable compensation of all Directors for services rendered to the Corporation in their capacity as Director, officer or otherwise.

Section 9.        Removal of Directors.

Any or all of the Directors may be removed, with or without cause, at any time by the vote of the shareholders at a special meeting called for that purpose. Any Director may be removed for cause by the action of the Directors at a special meeting of the Board of Directors called for that purpose.

Section 10.       Vacancies.

A newly created vacancy resulting from an increase in the number of Directors shall be filled by the Board of Directors and such Director shall serve until the next succeeding meeting of shareholders or until such Director's successor shall have been qualified and elected. Any other vacancy may be filled by the affirmative vote of a majority of the remaining Directors, though the number of remaining Directors is less than a quorum of the Board of Directors, and such Director shall serve until such Director's successor shall have been qualified and elected.

                                  ARTICLE V

                                  COMMITTEES

The Board of Directors may from time to time create such committees as it deems necessary for the conduct of the business of the Corporation and may vest in the committee such power and authority as it deems necessary to carry out the purposes for which the committees are created.

                                  ARTICLE VI

                                   OFFICERS

Section 1.        Elected Officers.

The elected officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the Board of Directors may from time to time deem necessary, each of whom shall be elected by the Board of Directors at its initial meeting. Such officers shall serve for one year until their successors are elected. Any person may hold at one time more than one office, except that no person shall hold at one time the offices of President and Secretary.

The President of the Corporation shall have the authority to appoint such officers as deemed necessary in carrying out the Corporation's business.

An appointed officer may be removed at any time by the President.

Section 2.        Duties.

         (a)    President.
                The President shall be the Chief Executive Officer of the Corporation and under the direction of the Board of Directors, shall manage and conduct the Corporation's business. In the absence of the Chairman of the Board of Directors, the President shall preside at all meetings of shareholders, the Board of Directors and the Executive Committee.

         (b)    Vice Presidents.
                Vice Presidents shall perform such duties as the Board of Directors or the President may prescribe. In the absence of the President, the Vice President, the Vice President or, if there shall be more than one, the Vice President designated by the Board of Directors, shall perform the duties and exercise the powers of the President.

         (c)    Secretary.
                The Secretary shall attend all meetings of the Board of Directors, the Executive Committee and all meetings of the shareholders and record all the proceedings of such meetings in a Minute Book to be kept by the Secretary for that purpose. The Secretary shall notify all shareholders of the special meetings and keep records of elections and votes. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or by the President. The Secretary shall have custody of the Corporate Seal and shall have authority to affix the same to any instrument requiring it, and, when so affixed, it may be attested by the Secretary's signature. The Board of Directors may give authority to any other officer to affix the seal of the Corporation and to attest the affixing of such officer's signature.

         (d)    Treasurer.
                The Treasurer shall have the custody of all of the Corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all funds and other valuable effects in the name and to the credit Corporation in such depository as may be designated by the Board of Directors. Under the direction of the Board of Directors or the President, the Treasurer shall disburse funds of the Corporation, taking proper voucher for such disbursement. The Treasurer shall render to the Board of Directors whenever the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation.

Section 3.        Compensation.

Compensation of officers, if any, shall be fixed from time to time by the
                Board of
Directors.

Section 4.        Removal.

Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.

Section 5.        Vacancies.

If any officer's position becomes vacant, it may be filled by the Board of Directors.

                                 ARTICLE VII

                         BONDING AND INDEMNIFICATION

Section 1.        Bonding.

The President, any Vice Presidents, the Secretary and the Treasurer shall be bonded for the faithful performance of their respective duties, with sufficient sureties and in such amounts as shall be determined by the Board of Directors. The Board of Directors may also require a bond of any other officer or employee of the Corporation with such surety as it may deem proper. Such bond shall be approved at least annually by the Board.

Section 2.1 Indemnification - Proceeding Not Brought By or on Behalf of Corporation.

Subject to the provisions of Section 2.4 of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action brought by or on behalf of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, creates a rebuttable presumption that the director did not meet the requisite standard of conduct set forth in the subsection.

Section 2.2       Proceeding Brought by or on Behalf of Corporation.

Subject to provisions of Section 2.4 of this Article, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the Corporation to obtain a judgment or decree on its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification shall be provided in respect to any claim, issue or matter as to which such person shall have been adjudged liable for negligence or misconduct in performing his or her duty to the Corporation, except to the extent that the court in which the action, suit or proceeding was brought or any other court in which the action, suit or proceeding was brought or any other court of equity in the county in which the Corporation has its principal office, determines on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnify for those expenses which the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged against a director in an action, suit or proceeding charging improper personal benefit to the director whether or not involving action in the director's official capacity on the basis that personal benefit was improperly received shall be limited to expenses.

Section 2.3       Indemnification for Successful Defense.

To the extent that a director, officer, employee or agent of the Corporation successfully defends on the merits or otherwise any action, suit or proceeding referred to in Sections 2.1 and 2.2 of this Article, or in defense of any claim, issue or matter raised in the proceeding, the Corporation shall indemnify him or her against expenses, including attorney's fees, actually and reasonably incurred by him or her in connection therewith.

Section 2.4       Authorization.

Any indemnification under Sections 2.1 and 2.2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case after determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said Sections 2.1 and 2.2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if the required quorum is not obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full Board in which the designated directors who are parties may participate, or (c) by a special counsel selected by the Board of Directors or a committee of the Board by vote as set forth in subpart (a) of this Section, or, if the requisite quorum of the full Board cannot be obtained, therefore and the committee cannot be established, by a majority vote of the full Board in which directors who are parties may participate; or (d) by the stockholders of the Corporation.

Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this Article.

Section 2.5       Advance Reimbursement.

Expenses, including attorneys' fees, incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation before the final disposition thereof if authorized in the specific case by a preliminary determination following one of the procedures set forth in
Section 2.4 that there is a reasonable basis for a belief that the director, officer, employee or agent met the applicable standard of conduct set forth in Sections 2.1 and 2.2 above, and upon receipt by the corporation of (a) written affirmation by the director of the director's good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized in this section has been met; and (b) an undertaking is given to the Corporation by or on behalf of the director, officer, employee or agent reasonably assuring that the advance will be repaid if it is not ultimately determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article.

Section 2.6       Non-Exclusive Rights.

The indemnification provided by this Article continues as to a person who has ceased to be a director, officer, employee or agent and insures to the benefit of his or her heirs and personal representative, and does not exclude any other rights to which a defendant or other person may be entitled under any By-Laws, agreement, vote of stockholders or directors who were not parties to such action, suit or proceeding, or otherwise both as to
(a) action in his or her official capacity, and (b) action in another capacity while holding the office.

Section 2.7       Insurance.

The Corporation may, upon resolution of a majority of the Corporation's Board of Directors, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him or her or incurred by him or her, or arising out of his or her position, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VIII.

Section 2.8       Report of Indemnification to Stockholders.

Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the corporation, shall be reported in writing to the stockholders with the notice of the next stockholder's meeting or prior to the meeting.

Section 2.9       Limitations Imposed By the Investment Company Act of 1940.

Notwithstanding anything to the contrary stated herein, nothing in this Article protects or porports to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                                 ARTICLE VIII

                            CERTIFICATE FOR SHARES

Section 1.        Shares Represented by Certificates.

The shares of the Corporation shall be represented by certificates signed by the President and the Secretary of the Corporation and shall contain the seal of the Corporation or a facsimile of the seal. Each shareholder shall be entitled, upon request, to a certificate or certificates for full shares of the Corporation owned by such shareholder. Each certificate will indicate the series designation for the shares purchased. If a certificate is countersigned by a transfer agent or registrar other than the Corporation, the signature of the officers set forth above upon such certificate may be a facsimile.

Section 2.        Signature of Former Officer.

In case any officer who has signed any certificate ceases to be an officer of the Corporation before such certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer of the Corporation as of the date of its issue.

Section 3.        Lost, Destroyed, or Stolen Certificates.

The Board of Directors may direct new certificates to be issued in the place of any certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon such terms and conditions and under such procedures as the Board may prescribe.

Section 4.        Shareholders Accounts.

The Corporation shall maintain or cause to be maintained an account for every shareholder in which shall be recorded such shareholder's ownership of shares of each series of stock of the Corporation and all changes therein. Certificates will not be issued for shares so recorded in a shareholder's account unless and until requested by the shareholder.

Section 5.        Transfer of Shares.

Transfers of shares for which certificates have been issued will be made only upon surrender to the Corporation or the transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, whereupon the Corporation will issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books. Transfer of shares for which certificates have not been issued will be made upon delivery to the Corporation or the transfer agent of the Corporation of instructions for transfer or evidence of assignment or succession, in each case executed in such manner and with such supporting evidence as the Corporation or transfer agent may reasonably require.

Section 6.        Fixing a Record Date.

Shareholder of record means the holder of a share of outstanding stock of the Corporation on the record date described below.

For the purpose of determining shareholders entitled to notice of, or to vote at any meeting of shareholders, or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of rights, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a date as the record date for any other such determination of shareholders. Such date shall not be more than ninety (90) days, nor less than ten (10) days before the date of any such meeting or the date of the particular action to be taken. When a determination of shareholders of record entitled to notice of, or to vote at any meeting of shareholders has been made or provided in this section, such determination shall apply to any adjourned meeting unless the Board fixes a new record date for such adjourned meeting.

Only such shareholders as shall be shareholders of record as of the close of business on the date fixed shall be entitled to such notice of, and to vote at, such meeting, or any adjourned meeting, or to receive payments of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 7.        Registered Ownership.

The Corporation shall be entitled to recognize the exclusive right of a person registered to vote as the shareholder of record, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

Section 8.        Stock Regulations.

The Board of Directors shall have the authority to make rules and regulations concerning the issue, transfer and registration of certificates, representing shares of the Corporation.

                                  ARTICLE IX

                                  DIVIDENDS

Dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law.

                                  ARTICLE X

                             REDEMPTION OF SHARES

Section 1.        Redemption.

The Corporation shall redeem such shares as are offered by any shareholder for redemption, upon a written request therefor, duly executed in the full name of the shareholder's account, with such signature guarantee as required by the Corporation, to the principal place of business of the Corporation. If the shareholder has received certificates, the request must be accompanied by the certificates, duly endorsed in the full name of the account. The redemption price shall be the net asset value of the shares next determined following receipt of the request, along with any other requirements.

Such redemption price will be paid by check within seven days after receipt of the above requirements, except when further postponement of payment is permissible under the Investment Company Act of 1940.

Section 2.        Status of Selling Stockholder.

From and after the close of business on the date when the shares are properly tendered for redemption, the owner shall, with respect to such shares, cease to be a shareholder of the Corporation and shall have only the right to receive the redemption price, in accordance with provisions hereof.

                                  ARTICLE XI

                               NET ASSET VALUE

Section 1.        Determination.

(a) The net asset value of each series of the Corporation shall be calculated once on each day the New York Stock Exchange is open for trading, by deducting from the assigned assets of each series (as described in the Articles of Incorporation), and specific liabilities of each series (including brokerage fees, reserves for contingencies and taxes on the unrealized appreciation of the assigned assets of each series) and general liabilities of the Corporation in proportion to the net asset value of the respective series. The net asset value of assets of each series so determined shall be final and conclusive.

(b) The net asset value of each series of the Corporation shall be divided by the number of shares of such series then outstanding (whether or not certificates therefor have been issued), and adjusted to the nearest whole cent, to determine the net asset value per share of that series.

Section 2.        Valuation of Assets.

Any security listed on a national securities exchange will be vested at its closing sales price on the exchange where it is principally traded or, if there has been no such sale, at the mean between the last bid and asked prices. All other securities for which market quotations are readily available will be valued on the basis of the last bid price. When market quotations are not readily available, securities are valued at their fair value as determined in good faith by the Board of Directors of the Corporation.

                                 ARTICLE XII

                                  CUSTODIAN

All securities and cash owned by the Corporation shall be held by or deposited with a bank or trust company having (according to its last published report) not less than two million dollars ($2,000,000) aggregate capital, surplus and undivided profits. The Corporation shall enter into a written contract with the Custodian regarding the powers, duties and compensation of the Custodian with respect to the cash and securities of the Corporation held by the Custodian. Said contract and all amendments thereto shall be approved by the Board of Directors of this Corporation. The Corporation, upon the resignation or inability of its Custodian to serve, or upon change of the Custodian, shall:

(a)      Use its best efforts to obtain a successor Custodian, and

(b) Require that the cash and securities owned by this Corporation be delivered directly to the successor Custodian.

                                 ARTICLE XIII

                  EXECUTION OF CONTRACTS AND OTHER DOCUMENTS

Section 1.        Contracts.

The President, a Vice President, Treasurer or such other officers of the Corporation as may be specified by the Board of Directors, are authorized on behalf of the Corporation to sign all deeds, bonds, contracts, mortgages and other instruments or documents.

Section 2.        Checks and Other Commercial Paper.

All checks, drafts, notes, bonds, bills of exchange or other orders, instruments or obligations for the receipt of or the payment of money shall be endorsed by or signed by either the President, a Vice President, the Treasurer, or such other person as may be designated by the Board of Directors.

                                 ARTICLE XIV

                                 FISCAL YEAR

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                  ARTICLE XV

                         NOTICE AND WAIVER OF NOTICES

Whenever any notice required by these By-Laws or by statute is given by mail, such notice shall be good and sufficient if deposited in the United States mail, addressed in the case of a shareholder, to the shareholder's address as it appears on the record of the Corporation, or in the case of a Director, to the Director at the address of the Corporation.

Whenever any notice required to be given by these By-Laws or by statute, a waiver of such notice given in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such By-Law or statute, shall be deemed equivalent to the giving of such notice.

                                 ARTICLE XVI

                                  AMENDMENTS

These By-Laws may be amended or repealed, or new By-Laws may be adopted, by the affirmative vote of two-thirds of the Board of Directors present at any meeting of the Board of Directors.